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                                                                    Exhibit 99.1

                              AMENDMENT NUMBER 1 TO
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                          HERBALIFE INTERNATIONAL, INC.
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                                RIGHTS AGREEMENT
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     Pursuant to Section 26 of that certain Rights Agreement, dated as of July
27, 2000 (the "Rights Agreement"), the Rights Agreement has been amended and supplemented by the Board of Directors to include the following new Section 13.4, which shall read in its entirety as follows:

     13.4 Certain Exempted Transactions under the 2001 Executive Retention Plan.
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     Notwithstanding anything contained herein to the contrary, the consummation of the merger transaction approved by the Board of Directors of the Company by and among the Company, WH Holdings (Cayman Islands) Ltd. ("WH Holdings") and WH Acquisition Corp., a wholly-owned subsidiary of WH Holdings ("WH Acquisition"), shall not be considered a "Change in Control" under Section
     1.4 of the Company's 2001 Executive Retention Plan (the "Retention Plan"). As such, the merger transaction by and among the Company, WH Holdings and WH Acquisition shall be exempt from any treatment under or application of the Retention Plan.

     IN WITNESS WHEREOF, the undersigned, as Rights Agent under the Rights Agreement, has executed this amendment on May 17, 2002.

                                              U.S. STOCK TRANSFER


                                              By:  /s/ Richard C. Brown
                                                 ----------------------
                                              Name:  Richard C. Brown
                                              Title: Vice President